Exhibit 99.2

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: CapStar Financial Holdings, Inc. Special Meeting of Shareholders For Shareholders of record as of January 22, 2024 DATE: Thursday, February 29, 2024 TIME: 10:00 AM, Central Time PLACE: Tennessee Bankers Association 211 Athens Way #100, Nashville, Tennessee 37228 This proxy is being solicited on behalf of the Board of Directors of CapStar Financial Holdings, Inc. The undersigned hereby appoints Timothy K. Schools and Kenneth E. Webb (the "Named Proxies"), and each or either of them, as the proxies and attorneys-in-fact of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of CapStar Financial Holdings, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Tennessee Bankers Association, located at 211 Athens Way #100, Nashville, Tennessee 37228, on Thursday, February 29, 2024 at 10:00 AM, Central Time (the "Special Meeting"), and at any adjournment or postponement thereof, upon the matters specified on this proxy card and upon such other matters as may be properly brought before the Special Meeting or any adjournment or postponement thereof, conferring authority upon such proxies and attorneys-in-fact to vote in their discretion on such other matters as may properly come before the Special Meeting and revoking any proxy heretofore given. Shares represented by this proxy will be voted as indicated on this proxy card, if properly executed. If no such directions are indicated, but the proxy card is properly signed and dated, the shares represented by this proxy will be voted in accordance with the recommendations of the Board of Directors of CapStar Financial Holdings, Inc. The Board of Directors of CapStar Financial Holdings, Inc. recommends that you vote FOR proposals 1, 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof. If you hold shares in the Retirement Savings 401(k) Plan of CapStar Financial Holdings, Inc. (the "Plan"), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Special Meeting or any adjournment or postponement thereof in accordance with the instructions given herein to the trustee for shares held in the Plan. Shares in the Plan for which voting instructions are not received by Friday, February 23, 2024 at 4:00 PM, Central Time, or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/CSTR • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-291-7759 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

CapStar Financial Holdings, Inc.

Special Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE FOR	YOUR VOTE AGAINST	YOUR VOTE ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1.	To adopt and approve the Agreement and Plan of Merger, dated as of October 26, 2023, by and between CapStar Financial Holdings, Inc. and Old National Bancorp, as it may be amended from time to time (the "Merger Agreement").	☐	☐	☐	**FOR**
2.	To approve, on a non-binding, advisory basis, the merger-related named executive officer compensation that will or may be paid to CapStar Financial Holdings, Inc.'s named executive officers in connection with the transactions contemplated by the Merger Agreement.	☐	☐	☐	**FOR**
3.	To adjourn the Special Meeting of Shareholders of CapStar Financial Holdings, Inc., if necessary or appropriate, to solicit additional proxies in favor of adopting and approving the Merger Agreement.	☐	☐	☐	**FOR**

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date